================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Hathaway Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     [Letterhead of Hathaway Corporation]

                                                              September 17, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Hathaway Corporation to be held on Thursday, October 22, 1998, commencing at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado. The Board of Directors and management look forward to personally greeting those shareholders able to attend the meeting.

  At the Annual Meeting you will be asked to consider and vote on the election of six directors to serve until the next annual meeting and on approval of director indemnification agreements.

  Your Board of Directors unanimously recommends a vote FOR the election of directors and FOR the approval of the director indemnification agreements.

  Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

  On behalf of the Board of Directors, thank you for your cooperation and support.

                                        Sincerely,

                                        /s/ RICHARD D. SMITH
                                        -------------------------------------
                                        Richard D. Smith
                                        President and Chief Executive Officer

                             HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 22, 1998

                               ----------------

To the shareholders of
Hathaway Corporation:

  You are hereby notified that the annual meeting of shareholders (the Annual Meeting) of Hathaway Corporation, a Colorado corporation (the "Company"), will be held on October 22, 1998 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the following purposes:

  1. to elect six persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified;

  2. to approve entering into indemnification agreements with the Company's directors;

  3. to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on August 27, 1998 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. The Company's transfer books will not be closed.

  The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

  You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

                                          By Order of the Board of Directors

                                          /s/ SUSAN M. CHAIRMONTE
                                          ----------------------------------
                                          Susan M. Chiarmonte
                                          Secretary

Denver, Colorado
September 17, 1998

                             HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This proxy statement and the accompanying proxy card are being furnished to the holders of common stock, no par value ("Common Stock"), of Hathaway Corporation, a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on October 22, 1998 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about September 17, 1998.

                           QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be counted as shares present in determining whether a quorum is present. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Since election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against election of nominated directors. Approval of Item 2 requires the affirmative vote of a majority of the votes cast at the meeting. Broker non-votes and abstentions will not be counted as affirmative or negative in determining the number of shares voted on Item 2. The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on August 27, 1998 (the Record Date). As of the close of business on the Record Date, there were 4,283,463 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

  All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the six nominees for director (Item 1), FOR approval of entering into indemnification agreements with directors (Item 2) and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 3). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, giving a duly executed proxy bearing a later date, or voting in person at the Annual Meeting. If a shareholder's shares are held by a nominee and the shareholder seeks to vote shares in person at the Annual Meeting, the shareholder must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

  Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram. If retained, the costs are not expected to exceed $6,500 plus expenses. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

                         ITEM 1: ELECTION OF DIRECTORS

  The Company's articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors. The board has determined that the board will consist of six directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed.

  All incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named below. All nominees have agreed to serve if elected.

  If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

            MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

NOMINEES

  The following information concerning the nominees for election as directors has been provided by the respective nominee:

              NAME            AGE        POSITION WITH THE COMPANY
              ----            ---        -------------------------
   Eugene E. Prince..........  66 Chairman of the Board of Directors
   Richard D. Smith..........  51 President, Chief Executive Officer,
                                   Treasurer, Chief Financial Officer and
                                   Director
   Chester H. Clarridge......  68 Director
   Delwin D. Hock............  63 Director
   Graydon D. Hubbard........  64 Director
   George J. Pilmanis........  60 Director

  Mr. Prince has served as a director of the Company since October 1975 and as Chairman of the Board of Directors since January 1981. He served as President of the Company since October 1975 and as Chief Executive Officer since September 1976 until his resignation from those offices on August 13, 1998. He retired from his employment with the Company effective August 31, 1998. He will remain as Chairman of the Board of Directors.

  Mr. Smith was appointed President and Chief Executive Officer of the Company on August 13, 1998. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Treasurer and as Chief Financial Officer since June 1983. From January 1990 until October 1996, Mr. Smith was the Company's Secretary. He has served as a director since August 1996.

  Mr. Clarridge has served as a director of the Company since 1989. He has been a private consultant in the instrumentation and control industry since 1978.

  Mr. Hock has served as a director of the Company since February 1997. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company. He serves as a director of J.D. Edwards & Company, Rocky Mountain Internet Inc., and on six separate entities overseeing the operation of 31 funds in the American Century Investors fund complex.

  Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Mr. Hubbard is also an author.

  Mr. Pilmanis has served as a director of the Company since 1993. He is chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. From April 1989 to June 1994 he was president, CEO and a director of Novatank Corp, a privately held company which manufactures fiberglass storage tanks. In October 1994 Novatank Corp, which was then in voluntary liquidation, filed for bankruptcy under Federal bankruptcy laws.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four meetings during the fiscal year ended June 30, 1998. Each director attended 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served.

  The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company. No nominating committee has been established. The Board of Directors selects the Company's nominees for election to the board. The board will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement.

  The principal responsibilities of the Audit Committee are to make recommendations to the Board of Directors concerning the selection of the firm of independent auditors and the scope of auditing and accounting matters and to consult with the Company's independent auditors regarding auditing and accounting matters. The members of the Audit Committee during the fiscal year ended June 30, 1998 were Messrs. Clarridge (Chairman) and Hock. The Audit Committee held one meeting during the fiscal year ended June 30, 1998. Representatives from the Company's independent auditors make a presentation annually to the Board of Directors after the completion of the fiscal year end audit. At that time, the entire Board has an opportunity to discuss issues with or ask questions of the auditors.

  The principal responsibility of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The members of the Compensation Committee are Messrs. Hubbard (Chairman) and Pilmanis. The Compensation Committee held one meeting during the fiscal year ended June 30, 1998.

                               EXECUTIVE OFFICER

  Set forth below is information regarding the Executive Officer of the Company.

   NAME                                 AGE      POSITION WITH THE COMPANY
   ----                                 ---      -------------------------
   Richard D. Smith ...................  51 President, Chief Executive Officer,
                                             Treasurer, Chief Financial Officer
                                             and Director

  Information with respect to employment experience is provided above.

INDEBTEDNESS OF MANAGEMENT

  The Company encourages officers and directors to own shares in the Company and has lent money to officers and directors for the purpose of purchasing shares. During fiscal year 1998, Richard D. Smith, who was then a Director, Executive Vice President, Treasurer and CFO had an outstanding loan in the principal amount of $133,652 which he obtained for the purpose of exercising stock options. Interest is payable at the applicable treasury rate which was 5.62% per annum during the first six months and 5.48% per annum during the last six months. The largest aggregate amount of indebtedness, including accrued interest outstanding during fiscal year 1998 was $141,468. The amount outstanding, including accrued interest, as of August 27, 1998, was $138,594. Mr. Smith paid accrued interest of $7,816 on December 31, 1997. The difference between interest paid by Mr. Smith and interest at a fair market value rate is considered compensation to Mr. Smith.

  The loan described above was made pursuant to an Officer and Director Loan Plan which was approved by shareholders on October 26, 1989. The loan is due October 26, 1998. The Board of Directors proposes to authorize an extension of the due date of the loan to October 31, 2001 with all other terms of the loan to remain the same. The authorization will be made after October 15, 1998.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table and notes set forth, as of the Record Date (except for Mr. Albert for whom information is provided as of August 20, 1998), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, each executive officer and all persons who serve as executive officers and directors of the Company, as a group.

                                             AMOUNT  AND NATURE OF  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)    CLASS(2)
------------------------------------        ----------------------- -----------
Eugene E. Prince...........................        1,060,458(3)        24.5%
 7560 Panorama Drive
 Boulder, Colorado 80303

Ira Albert.................................          508,700(4)        11.9%
 1304 SW 160th Avenue, Suite 209
 Ft. Lauderdale, FL 33326

Richard D. Smith...........................          277,391(5)         6.4%
 8228 Park Meadows Drive
 Littleton, Colorado 80124

Chester H. Clarridge.......................          169,458(6)         3.9%

Graydon D. Hubbard.........................           26,000(7)         --

George J. Pilmanis.........................           13,500(8)         --

Delwin D. Hock.............................           10,500(9)         --

Directors and executive officers of the
 Company as a group (6 persons)............        1,427,399(10)       32.2%

--------
(1) All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%.

(3) Includes 45,000 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options and 129,908 shares of Common Stock held by the Employees' Stock Ownership Plan and Trust (the "ESOP") as of the Record Date, as to which Mr. Prince could be deemed to have shared investment power as a trustee of the ESOP, (this same number of shares is included under Mr. Smith's beneficial ownership in footnote (7)) which includes 19,668 shares of Common Stock credited to the ESOP account of Mr. Prince. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

 (4) Based on Schedule 13D filed by Mr. Albert with the Securities and Exchange Commission on or about August 20, 1998; includes 238,000 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting and dispositive power; includes 238,200 shares of Common Stock held by various accounts as to which Mr. Albert has discretionary authority.

 (5) Includes 54,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 129,908 shares of Common Stock held by the ESOP as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP (this same number of shares is included under Mr. Prince's beneficial ownership in footnote (3)), which includes 4,179 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 92,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee.

 (6) Includes 16,500 shares of Common Stock which Mr. Clarridge has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 17,212 shares of Common Stock owned by a trust of which Mr. Clarridge's wife is trustee, as to which Mr. Clarridge disclaims beneficial ownership. Includes 135,746 shares of common stock held by a trust as to which Mr. Clarridge shares voting and investment powers as a trustee.

 (7) Includes 13,500 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 5,000 shares of Common Stock held by Hubbard Family Partnership as to which Mr. Hubbard is managing general partner.

 (8) Consists of 13,500 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

 (9) Includes 4,500 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(10) Includes 147,000 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 129,908 shares of Common Stock held by the ESOP as to which Mr. Prince and Mr. Smith have shared investment power as trustees of the ESOP, which includes 23,847 shares of Common Stock held by the ESOP for the accounts of Messrs. Prince and Smith.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  The Board of Directors holds four full day meetings each year. Through August 1998, non-employee directors received $3,000 per full day meetings of the board, $900 for one-half day meetings, $400 per hour for a telephone meeting, $900 per committee meeting and $900 per half day for official travel to locations outside the Denver area. After August 1998 non-employee directors are compensated at the rate of $3,300 per full day meeting of the board, $1,000 for each additional one-half day meeting, $450 per hour for a telephone meeting, $1,000 per committee meeting, and $1,000 per half day for official travel to locations outside the Denver area.

  Board members were compensated at the rate of $225 per hour ($250 per hour after August 1998) for the time spent consulting with the Company at the request of the Board of Directors or the President, preparing minutes of the Audit or Compensation Committees and on special assignment of such committees. During the 1998 fiscal year, Mr. Clarridge and Mr. Hubbard each received $225 for preparation of Committee Minutes.

  The Company entered into a Consulting Agreement with Mr. Prince effective after his retirement from employment on August 31, 1998. Under the Agreement, Mr. Prince will provide consulting services to the Company primarily on matters involving the Company's motion control products, but also on other matters as requested by the President. He will be compensated at the rate of $250 per hour. It is expected that Mr. Prince will provide consulting of about 40 hours per month on motion control products and about 20 hours per month on other matters.

  Mr. Clarridge provides consulting services for the Company primarily focusing on the acquisition of products and/or companies in the process instrumentation area. Mr. Clarridge's consulting involvement will be phased out over the next two years. As an incentive for his consulting services for fiscal years 1998, 1999 and 2000, Mr. Clarridge was granted an option on February 4, 1997 to purchase 36,000 shares at fair market value on the date of grant ($4.3125) of the Company's Common Stock exercisable over three years at one-third each year starting one year from the date of grant with an expiration date of thirty-nine months from the date of grant or upon discontinuance as a board member.

  Mr. Pilmanis currently performs consulting services for the Company with respect to its joint venture investments in China. Mr. Pilmanis received $11,000 for his services during fiscal 1998.

  Subsequent to fiscal 1998, each non-employee director (including Mr. Prince) was granted an option to purchase 12,000 shares of the Company's Common Stock at the quoted market price on the date of grant.

SUMMARY OF CASH AND OTHER COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by the Chief Executive Officer and one other executive officer (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for services to the Company during fiscal year 1998.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL         LONG-TERM
                                 COMPENSATION COMPENSATION AWARDS
                                 ------------ -------------------
                                                  SECURITIES       ALL OTHER
NAME & PRINCIPAL POSITION   YEAR    SALARY    UNDERLYING OPTIONS  COMPENSATION
-------------------------   ---- ------------ ------------------- ------------
Eugene E. Prince........... 1998   $260,000              0          $ 14,149 (1)
 Chairman, CEO, President   1997   $260,000         67,500          $ 14,939
                            1996   $258,794              0          $(21,658)

Richard D. Smith........... 1998   $149,125              0          $ 15,628 (2)
 Exec. V.P., Treasurer, CFO 1997   $143,000         81,000          $ 15,590
                            1996   $142,362              0          $ (2,419)

--------
(1) All other compensation for Mr. Prince during fiscal year 1998 consists of Company contributions to defined- contribution plans of $2,389 and Company paid life insurance premiums of $11,760.

(2) All other compensation for Mr. Smith during fiscal year 1998 consists of Company contributions to defined contribution plans of $3,136, Company paid life insurance premiums of $10,845, and interest on a loan to Mr. Smith under the Officer and Director Loan Plan of $1,647 calculated as the difference between interest accrued and the fair market rate at the time the interest rate was set.

                      OPTION GRANTS IN LAST FISCAL YEAR

  There were no options granted to the Named Executive Officers during fiscal year 1998 under the Company's stock option plans.

  See discussion under COMPENSATION COMMITTEE REPORT regarding options granted to Mr. Smith subsequent to fiscal year 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information regarding option exercises during the 1998 fiscal year and unexercised stock options held as of the 1998 fiscal year end by each of the Named Executive Officers:

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                              SHARES                OPTIONS AT FY-END(#)        AT FY-END($)(1)
                            ACQUIRED ON  VALUE   ------------------------- -------------------------
             NAME           EXERCISE(#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
             ----           ----------- -------- ----------- ------------- ----------- -------------
   Eugene E. Prince........       0        $0      45,000       22,500          $0          $ 0
   Richard D. Smith........       0        $0      54,000       27,000          $0          $ 0

--------
(1) Fair market value of unexercised in-the-money options at fiscal year end is based on the closing price of $2.250 of Common Stock on June 30, 1998.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  Long-term incentives are provided through stock option grants. There were no long-term incentive plan awards during fiscal 1998. See the discussion under COMPENSATION COMMITTEE REPORT.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  Employment Agreements with Eugene E. Prince and Richard D. Smith became effective July 1, 1993 for an initial term of five years and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The long-term incentive plan provisions were revised by informal action in 1997. Mr. Prince's Agreement terminated upon his retirement on August 31, 1998, and a new five-year Agreement with Mr. Smith is pending.

  Base Salary. The Agreements provide a base salary of not less than $260,000 for Mr. Prince and, as of August 1997 $150,000 for Mr. Smith, and may be reviewed annually for increase on a merit basis. On August 31, 1998, Mr. Prince's salary terminated and effective August 13, 1998, Mr. Smith's was increased to $180,000.

  Annual Incentive Plan. Through fiscal year 1998 the Agreements provided that annual incentive bonuses were paid based on achievement levels established annually by the Board of Directors for return on equity and total shareholder return. No annual bonuses are paid if the Company has a net loss. The new Agreement with Mr. Smith will provide for an annual incentive bonus based on corporate performance. See COMPENSATION COMMITTEE REPORT.

  Long-Term Incentive Plan Payment. The Company utilizes stock options for long-term incentives based on criteria described in the COMPENSATION COMMITTEE REPORT.

  Certain Dispositions. (None have occurred since 1994). Separate incentive bonuses are payable on dispositions of subsidiaries or divisions of the Company. Through fiscal year 1998, the bonus for Mr. Prince was an amount equal to a percentage of the accumulative pre-tax gain recognized on a disposition in an amount equal to 2% of the first $5 million of accumulative pre-tax gain; 1.75% of the next $4 million of pre-tax gain; 1.5% of the next $3 million of pre-tax gain; 1.25% of the next $2 million of pre-tax gain; and 1% of any additional amount of pre-tax gain. Amounts for Mr. Smith were one-half the amounts stated for Mr. Prince. The bonus payable under the new Agreement with Mr. Smith is being developed.

  Other Provisions. (Now terminated with respect to Mr. Prince). Executive officers participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides executives with a long-term disability insurance program, and provides to Mr. Smith $500,000 of life insurance and an automobile.

  In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreement with Mr. Smith provides for limited continuations of salary and insurance benefits and for bonus prorations or settlements.

CHANGE IN CONTROL ARRANGEMENTS

  In 1989 the Company entered into agreements with Messrs. Prince (now terminated with respect to Mr. Prince) and Smith pursuant to which, upon termination by the Company (other than for cause as defined in the Agreements) or by the executive for good reason (as defined in the Agreements) within 90 days prior to or 24 months following a change in control of the Company, each is entitled to receive a severance payment equal to 2.5 times the sum of current annual base salary plus the amount paid under the Incentive Compensation Plan for the preceding fiscal year, an allocation for incentive compensation for the current year up to the date of termination and two year continuation of insurance benefits. These agreements expire December 31 of each year, however, they are extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. The Company has similar agreements (providing lower severance multiples) with other key managers. The change in control agreements require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. These agreements are common at other public companies. They are not excessive and are within industry standards. In 1998, the Board of Directors considered termination of these agreements and determined that the reasons for executing change in control agreements in 1989 continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal year 1998 the Compensation Committee was comprised of Messrs. Hubbard and Pilmanis who are both non employees. See the caption EXECUTIVE COMPENSATION--COMPENSATION OF DIRECTORS for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

  Base salaries for executive officers are reviewed for increase annually in relation to corporate performance and enlarged responsibilities and they are also compared to a national compensation survey under a policy to maintain salaries within a general range of 80% to 120% of the survey median. Increases of 5% and 20% to recognize increased responsibilities were recommended for Mr. Smith in August 1997 and 1998, respectively.

  In recommending target levels of achievement for the Annual Incentive Plan, the Committee reviews past operating results and stock prices and the forecasts and business plans of the Company for the ensuing year. No bonuses were paid under the plan for fiscal 1998, because threshold performance levels were not achieved and because the Company incurred operating losses. For fiscal 1999 the Committee recommended target achievement levels to be based on two components of the Company's performance, one relating to systems automation and the other to the balance of the Company's operations. Recommendations related to the performance of systems automation have not yet been finalized. For the balance of the Company, the Committee recommended a target achievement level of a 15% improvement in pretax net income over 1998 results.

  The Company's long-term incentive program is based on stock options. In making its recommendations for grants of stock options, the Committee considers customary business practices, the direct link between option share benefits and improving shareholder values, the enlarged operating responsibilities of Mr. Smith, the prior level of stock option grants, the current level of share options held by executive officers, the shares available for option and the total shares under option grants. The Committee also considers the Company's current operating conditions under which it is vitally important to all shareholder interests to have strong long-term incentives for management to remain positive and dedicated, well motivated and business focused. In August 1998, Mr. Smith was granted an option to purchase 100,000 shares of the Company's Common Stock at the quoted market price on the date of grant.

                                          GRAYDON D. HUBBARD
                                          GEORGE J. PILMANIS

                               PERFORMANCE GRAPH

  The following performance graph reflects change in the Company's cumulative total stockholder return on common stock as compared with the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Measuring and Controlling Devices Index for the period of five fiscal years ended June 30, 1998.

                             HATHAWAY CORPORATION

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG NASDAQ (U.S. COMPANIES), NASDAQ MEASURING DEVICES AND THE COMPANY


                          6/30/93    6/30/94   6/30/95  6/30/96   6/30/97   6/30/98
                          ---------------------------------------------------------
NASDAQ (U.S.)                 100      101.0     134.8    226.2     210.4     277.7
NASDAQ MEASURING DEVICES      100      102.9     172.6    173.0     287.2     230.2
HATHAWAY CORPORATION          100      171.4     116.3    178.4     143.9     103.6

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners have been met.

         ITEM 2: APPROVAL OF INDEMNIFICATION AGREEMENTS WITH DIRECTORS

GENERAL

  The Company's bylaws provide that the Company shall indemnify any director against liability incurred in any proceeding in which he is made a party to the proceeding because he is a director of the Company. The Board of Directors has determined that entering into contractual indemnification agreements with directors was in the Company's best interest and a proposed form of indemnification agreement is attached hereto as Exhibit A (the "Indemnification Agreement"). The purpose of indemnifying directors is to attract and retain the best available personnel as directors of the Company and to encourage their continued service to the Company. The shareholders are being requested to consider and approve entering into Indemnification Agreements with all directors.

SUMMARY OF FORM OF INDEMNIFICATION AGREEMENT

  The Indemnification Agreements provide that directors will be indemnified to the fullest extent permitted by law against all reasonable expenses (including attorneys fees), judgments, fines, penalties and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director, officer, consultant, employee, agent or fiduciary of the Company, any subsidiary of the Company, or any other company or enterprise to which the person provides services at the request of the Company. However, the Indemnification Agreements permit indemnification only if there is a determination by a reviewing party (which may be a quorum of disinterested directors, a disinterested committee of the board, independent legal counsel, or the shareholders) that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interests of, the Company, and in the case of a criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful. Even if it is determined the director met the required standard of conduct, payment of the indemnification must be authorized by a separate vote. Without court approval, no indemnification may be made with respect to any derivative action in which the director is adjudged liable to the Company and, in the case of derivative actions in which the director received an improper personal benefit, indemnification is limited to reasonable expenses incurred in connection with the proceeding and in obtaining court ordered indemnification. The Indemnification Agreement requires indemnification of expenses when the director is successful in defending any action, claim, issue or matter therein, on the merits or otherwise.

  The Indemnification Agreements provide that expenses incurred by a director in defending an action may be paid in advance if such director undertakes to repay such amounts if it is ultimately determined the director is not entitled to indemnification.

  The Indemnification Agreements do not provide for indemnification in excess of that permitted by statute. Further, the Indemnification Agreements state that the indemnification provided shall not be deemed exclusive of any other rights under any statute, bylaw, vote of shareholders or disinterested directors, or otherwise. Finally, the Indemnification Agreements provide that such agreements should be interpreted to include within their purview future changes in Colorado law that expand the permissible scope of indemnification of directors of Colorado corporations. The Indemnification Agreements may be amended in the future by board action.

  The favorable vote of a majority of the votes cast on Item 2 is required for approval of entering into Indemnification Agreements with directors. If indemnification of directors is approved by the shareholders, the

Company intends to execute Indemnification Agreements with each director. If entering into Indemnification Agreements is not approved, the board will consider what further action to take.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF ENTERING INTO INDEMNIFICATION AGREEMENTS WITH DIRECTORS.

                             ITEM 3: OTHER MATTERS

  The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

                               YEAR 2000 MATTERS

  Some computers and computer-based systems use only the last two digits to identify a year in the date field and cannot distinguish the year 2000 from the year 1900. The Company recognizes that the Year 2000 poses a challenge to the smooth functioning of computer systems included in its product sales, purchased from its suppliers and used in its application software systems. The Company is taking appropriate steps necessary in preparation of Year 2000 issues. The Company has assessed its products and application software systems and has concluded that no major changes or updates are required. Minor modifications and updates are being made as needed. An assessment of its suppliers and service providers is ongoing and is expected to be completed by June 30, 1999. The Company does not anticipate the overall costs of adaptation of its products and systems will be material, however the Company will continue to review on an ongoing basis whether it needs to further address any anticipated costs, problems and uncertainties associated with Year 2000 consequences.

                         INDEPENDENT PUBLIC ACCOUNTANT

  Arthur Andersen LLP served as independent auditors of the Company for the fiscal year ended June 30, 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

  The Audit Committee of the Board of Directors has not yet made a recommendation to the Board of Directors with respect to the selection of independent certified public accountants for fiscal 1999.

                                 ANNUAL REPORT

  The Company's Annual Report for the year ended June 30, 1998 has been mailed to shareholders with this Proxy statement.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Shareholders' proposals for the 1999 annual meeting of shareholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than May 20, 1999 in order to be presented at the annual meeting or be considered for inclusion in the Company's 1999 proxy statement and proxy card.

             PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                                          HATHAWAY CORPORATION

September 17, 1998

                                                                      EXHIBIT A

                             HATHAWAY CORPORATION

                           INDEMNIFICATION AGREEMENT

  This Indemnification Agreement ("Agreement") is made on            , 1998,
between Hathaway Corporation, a Colorado corporation ("Company"), and
                     ("Director").

                                   RECITALS

  A. Director is a member of Company's Board of Directors and Company desires Director to continue in such capacity.

  B. Company's Bylaws obligate it to indemnify its directors and officers.

  C. Company has furnished, at its expense, directors and officers liability insurance ("D&O Insurance") protecting its directors in connection with their performance of services for Company.

  D. Company believes that (i) litigation against corporate directors, regardless of whether meritorious, is expensive and time-consuming for the director to defend; (ii) there is a risk of a judgment or settlement in litigation in which a corporate director was neither culpable nor profited personally to the detriment of the Company; (iii) it is increasingly difficult to attract and keep qualified directors because of such potential liabilities;
(iv) it is important for a director to have assurance that indemnification will be available if the director acts in accordance with reasonable business standards; and (v) because available D&O Insurance and the indemnification available from Company may not be adequate to fully protect Company's directors against the problems described above, it is in the best interest of Company and its shareholders for Company to contractually obligate itself to indemnify its directors and to set forth the details of the indemnification process.

  E. Based upon the conclusions stated in Recital D above, to induce Director to continue to serve on Company's Board of Directors and in consideration of Director's continued service as a director, Company wishes to enter into this Agreement with Director.

                                   AGREEMENT

  Therefore, Company and Director agree as follows:

  1. AGREEMENT TO SERVE. Director will serve as a member of the Board of Directors of Company so long as Director is duly elected and qualified to so serve or until Director resigns or is removed from Company's Board of Directors.

  2. INDEMNIFICATION.

    (a) Company will indemnify Director to the fullest extent permitted under applicable law if Director was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind including alternative dispute resolution, whether civil, criminal, administrative or investigative and whether formal or informal (including actions by or in the right of Company and any preliminary inquiry or claim by any person or authority), by reason of the fact that Director is or was a director, officer, trustee, employee, consultant or agent of Company or is or was serving at Company's request as a director, officer, consultant, employee, agent, associate, fiduciary, manager, member, partner, promoter, or trustee of another corporation (including a Subsidiary), limited liability Company, partnership, joint venture, trust, employee benefit plan or other enterprise or person, whether or not for profit, or by reason of anything done or not done by Director in any such capacity (collectively, "Covered Matters").

  Such indemnification will cover all Expenses (as defined in section 5(a) below), liabilities, judgments (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid in settlement which are incurred or imposed upon Director in connection with a Covered Matter (collectively, "Indemnified Amounts").

    (b) Director will be indemnified for all Indemnified Amounts and Company will defend Director against claims (including threatened claims and investigations) in any way related to Director's service as described in section 2(a) including claims brought by or on behalf of Company or any Subsidiary, except if it is finally determined by the court of last resort (or by a lower court if not timely appealed) that the payment is prohibited by applicable law. To the extent permitted by applicable law, Covered Matter includes a breach of fiduciary duties (including duties of loyalty or care) or violations of disclosure or reporting requirements of federal securities laws.

    (c) If Director is entitled under this Agreement to indemnification for less than all of the amounts incurred by Director in connection with a Covered Matter, Company will indemnify Director for the indemnifiable amount.

  3. CLAIMS FOR INDEMNIFICATION. Director will give Company written notice of any claim for indemnification under this Agreement. Payment requests will include a schedule setting forth in reasonable detail the amount requested and will be accompanied (or, if necessary, followed) by copies of the relevant invoices or other documentation. Upon Company's request, Director will provide Company with a copy of the document or pleading, if any, notifying Director of the Covered Matter. To the extent practicable, Company will pay Indemnified Amounts directly without requiring Director to make any prior payment.

  4. AUTHORITY TO INDEMNIFY DIRECTORS. Except as provided in subsection (f) of this section 4, the Company will indemnify Director pursuant to section 2 only after the Company has authorized the payment pursuant to section 5(b)(8) and a determination has been made in accordance with section 5(b) that Director has met the following standard of conduct:

    (a) Director conducted himself in good faith; and

    (b) Director reasonably believed:

      (1) in the case of conduct in his official capacity as a director of the Company that his conduct was in the Company's best interest; and

      (2) in all other cases, that his conduct was at least not opposed to the Company's best interest; and

    (c) In the case of any criminal proceeding Director had no reasonable cause to believe his conduct was unlawful.

    (d) Director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of section 4(b)(2). Director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the best interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of section 4(a).

    (e) The termination of a proceeding by judgment, order, settlement, conviction, or upon the plea of nolo contendere or its equivalent is not, of itself, determinative that Director did not meet the standard of conduct described in this section 4.

    (f) The Company may not indemnify Director under this section 4:

      (1) in connection with a proceeding by or in the right of the Company in which Director was adjudged liable to the Company; or

      (2) in connection with any other proceeding charging that Director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding Director was adjudged liable on the basis that he derived an improper personal benefit.

    (g) Indemnification permitted under this section 4 in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

  5. DETERMINATION OF RIGHT TO INDEMNIFICATION.

  (a) Director will be presumed to be entitled to indemnification under this Agreement and, if permitted by applicable law, will receive such indemnification, subject to section 5(b) below, irrespective of whether the Covered Matter involves alleged violations of Section 16(b) of the Securities Exchange Act of 1934, alleged violations of Section 10(b) of the Securities Exchange Act of 1934 (including Rule 10b-5 thereunder), breach of Director's fiduciary duties (including duties of loyalty or care) or any other claim.

  (b) If, in the opinion of counsel to Company, applicable law permits indemnification in a Covered Matter only as authorized in the specific case upon a determination that indemnification is proper in circumstances because Director has met the standard of conduct described in section 4, the following will apply:

    (1) Company will give Director notice that a determination and evaluation will be made under this section 5(b); such notice will be given immediately after receipt of counsel's opinion that such a determination and evaluation is necessary and will include a copy of such opinion.

    (2) Such determination and evaluation will be made in good faith, as follows:

      (A) by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

      (B) if a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

    (3) If a quorum cannot be obtained as contemplated in the clause (A) above, and a committee cannot be established under clause (B) above, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, and in all cases if there has been a change in control of the Company as defined in Section 5(b)(9), the determination required to be made by paragraph 5(b) shall be made:

      (A) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in clause (A) or (B) of section 5(b)(2) or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or

      (B) by the shareholders.

    (4) Director will be entitled to a hearing before the entire Board of Directors of Company and any other person or persons making the determination and evaluation under section 5(b). Director will be entitled to be represented by counsel at such hearing.

    (5) The cost of a determination and evaluation under this section 5(b) (including attorney's fees and other expenses incurred by Director in preparing for and attending the hearing contemplated by clause (4) above and otherwise in connection with the determination and evaluation under this section 5(b)) will be borne by Company.

    (6) The determination will be made as promptly as possible after final adjudication of the Covered Matter.

    (7) Director will be presumed to have met the required standard of conduct under this section 5(b) unless it is clearly demonstrated to the determining body that Director has not met the required standard of conduct.

    (8) Authorization of indemnification and advance of Expenses shall be made in the same manner as the determination of indemnification or advance of Expenses is permissible; except that, if the determination that indemnification or advance of Expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of Expenses shall be made by the body that selected such counsel.

    (9) For purposes of section 5(b)(3), a "change in control of the Company" shall be deemed to have occurred (A) if any person (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (2) any person who, on the date hereof, is a director of officer of the Company or whose shares of common stock of the Company are treated as beneficially owned (as defined in Rule 13(d)-3 under the Exchange Act) by any such director or officer, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 45% of the combined voting power of the Company's then outstanding securities; or (B) upon the first purchase of outstanding shares of the Company's outstanding common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, by an employee benefit plan established or maintained by the Company or by any of their respective affiliates); or (C) If during any period of two consecutive years individuals who, at the beginning of such period, constitute the Company's Board of Directors and any new director (other than a director designated by a person who has entered into an Agreement with the Company to effect a transaction described in clauses (A) or (D) of this section) whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Company's directors then still in office who either (1) were directors of the Company at the beginning of the period or (2) whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (D) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation; or (E) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  6. ADVANCE OF EXPENSES.

    (a) Before final adjudication of a Covered Matter, upon Director's request pursuant to section 3, Company will promptly either advance Expenses directly or reimburse Director for all Expenses. As used in this Agreement, "Expenses" means all reasonable costs and expenses (including, without limitation, attorneys' fees, expert fees, other professional fees and court costs, interest, assessments, and other charges) incurred by Director in connection with a Covered Matter other than judgments, penalties, fines and settlement amounts.

    (b) If, in the opinion of counsel to Company, applicable law permits advancement of Expenses only as authorized in the specific case upon a determination that Director has met a standard of conduct established by section 4, the determination will be made at Company's cost, in good faith and as promptly as possible after Director's request, in accordance with section 5(b). Such advance will be made if:

      (1) the Director furnishes to the Company a written affirmation of the Director's good faith belief that he or she has met the required standard of conduct;

      (2) the Director furnishes to the Company a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the required standard of conduct; and

      (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Agreement.

    The undertaking required by section 6(b)(2) shall be an unlimited general obligation of the Director, but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this section shall be made in the manner specified in section 5(b).

    (c) Director will repay any Expenses that are advanced under this section 6 if it is ultimately determined, in a final, non-appealable judgment rendered by the court of last resort (or by a lower court if not timely appealed), that Director is not entitled to be indemnified against such Expenses. This undertaking by Director is an unlimited general undertaking but no security for such undertaking will be required.

  7. DEFENSE OF CLAIM.

    (a) Except as provided in section 7(c), Company, jointly with any other indemnifying party, will be entitled to assume the defense of any Covered Matter as to which Director requests indemnification.

    (b) Counsel selected by Company to defend any Covered Matter will be subject to Director's advance written approval, which will not be unreasonably withheld.

    (c) Director may employ Director's own counsel in a Covered Matter and be fully reimbursed therefor if (i) Company approves, in writing, the employment of such counsel or (ii) either (A) Director has reasonably concluded that there may be a conflict of interest between Company and Director or between Director and other parties represented by counsel employed by Company to represent Director in such action or (B) Company has not employed counsel reasonably satisfactory to Director to assume the defense of such Covered Matter promptly after Director's request. Director may employ Director's own counsel in connection with a covered matter at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of the proceeding. Director may employ Director's own counsel at Director's expense at any time.

    (d) Neither Company nor Director will settle any Covered Matter without the other's written consent, which will not be unreasonably withheld.

    (e) If Director is required to testify (in court proceedings, depositions, informal interviews or otherwise), consult with counsel, furnish documents, or take any other reasonable action in connection with a Covered Matter or in a proceeding at a time when Director has not been named defendant or respondent, Company will pay Director a fee for Director's efforts at a rate equal to the amount payable to Director for consulting with the Company at its request, plus reimbursement for all reasonable expenses incurred by Director in connection therewith.

  8. DISPUTES; ENFORCEMENT.

    (a) If there is a dispute relating to the validity or enforceability of this Agreement or a denial of indemnification, advance of Expenses or payment of any other amounts due under this Agreement or Company's Articles of Incorporation or Bylaws, or any D&O Insurance referred to in section 9, Company will provide such indemnification, advance of Expenses, or other payment until a final, non-appealable judgment that Director is not entitled to such indemnification, advance of Expenses or other payment has been rendered by the court of last resort (or by a lower court if not timely appealed). Director will repay such amounts if such final, non-appealable judgment so requires.

    (b) Company will reimburse all of Director's reasonable Expenses (including attorneys' fees) in pursuing an action to enforce Director's rights under this Agreement unless a final, non-appealable judgment against Director has been rendered in such action by the court of last resort (or by a lower court if not timely appealed). At Director's request, such Expenses will be advanced by Company to Director as incurred before final resolution of such action by the court of last resort; such Expenses will be repaid by Director if a final, non-appealable judgment in Company's favor is rendered in such action by the court of last resort (or by a lower court if not timely appealed).

    (c) Director's obligation to repay amounts under this section 8 shall be unsecured and no interest shall be charged thereon.

  9. D&O INSURANCE.

    (a) Company represents that it currently has in full force and effect the D&O Insurance listed on the schedule which is attached to this Agreement.

    (b) Except as provided in section 9(c) below, Company will purchase and maintain D&O Insurance with a policy limit of at least $1 million without deductible or co-insurance in excess of the amounts set forth on the schedule which is attached to this Agreement, insuring Director against any liability arising out of Director's status as a director of Company, regardless of whether Company has the power to indemnify Director against such liability under applicable law.

    (c) Company will not be required to purchase and maintain D&O Insurance if the Board of Directors of Company determines, after diligent inquiry, that (i) such insurance is not available; or (ii) the premiums for available insurance are disproportionate to the amount of coverage and to the premiums paid by other corporations similarly situated. The Board of Directors of Company will, at least twice annually, in good faith review its decision not to maintain D&O Insurance and will purchase such insurance at any time that the conditions of this section 9(c) cease to apply.

    (d) The parties will cooperate to obtain advances of Expenses, indemnification payments and consents from D&O Insurance carriers in any Covered Matter to the full extent of applicable D&O Insurance. The existence of D&O Insurance coverage will not diminish or limit Company's obligation to make indemnification payments to Director. Amounts paid directly to Director with respect to a Covered Matter by Company's D&O Insurance carriers will be credited to the amounts payable by Company to Director under this Agreement.

    (e) To the extent Company maintains D&O Insurance applicable to directors, Director shall be covered by such policies so as to provide to Director the same rights and benefits as are provided to the most favorably insured of the Company's directors.

  10. LIMITATIONS OF ACTIONS. No action will be brought by or on behalf of Company against Director or Director's heirs or personal representatives relating to Director's service as a director, after the expiration of one year from the date Director ceases (for any reason) to serve as a director of Company, and any claim or cause of action of Company will be extinguished and deemed released unless asserted by the filing of a legal action before the expiration of such period.

  11. RIGHTS NOT EXCLUSIVE. The indemnification provided to Director under this Agreement will be in addition to any indemnification provided to Director by any law, agreement, Board resolution, provision of the Articles of Incorporation or Bylaws of Company or otherwise.

  12. SUBROGATION. Upon payment of any Indemnified Amount under this Agreement, Company will be subrogated to the extent of such payment to all of Director's rights of recovery therefor and Director will take all reasonable actions requested by Company (at no cost or penalty to Director) to secure Company's rights under this section 12 including executing documents.

  13. CONTINUATION OF INDEMNITY. All of Company's obligations under this Agreement will continue as long as Director is subject to any actual or possible Covered Matter, notwithstanding Director's termination of service as a director.

  14. AMENDMENTS. Neither Company's Articles of Incorporation nor its Bylaws will be changed to increase liability of directors or to limit Director's indemnification. In the event of any change after the date of this Agreement in any applicable law which expands the rights of a Colorado corporation to indemnify a director, it is the intent of the parties hereto that Director shall have the greater benefits afforded by such change. Any repeal or modification of the relevant provisions of any applicable law will not in any way diminish any of Director's rights or Company's obligations under this Agreement. This Agreement cannot be amended except with the written consent of Company and Director.

  15. GOVERNING LAW. This Agreement will be governed by Colorado law.

  16. SUCCESSORS.

    (a) This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs and legal representatives and successors and assigns.

    (b) Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume all of Company's obligations under this Agreement. Such assumption will not release Company from its obligations under this Agreement.

    (c) This Agreement will continue in effect regardless of whether Director continues to serve as a director of the Company or of any other entity at the Company's request.

  17. SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

  18. NOTICES. All notices given under this Agreement will be in writing and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by recognized overnight courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:

    If to Director:
                   ----------------------

                   ----------------------

                   ----------------------

    If to Company: Hathaway Corporation
                   8228 Park Meadows Drive
                   Littleton, Colorado 80124
                   Attention: President

or to such other address as either party furnishes to the other in writing.

  19. INTERPRETATION OF AGREEMENT. The parties intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to Director to the fullest extent now or hereafter permitted by law.

  20. DEFINITIONS.

    (a) Terms used herein shall have the same meaning provided in Article 109, Title 7, Colorado Revised Statutes, and shall be interpreted in this Agreement consistently with such Article.

    (b) As used in this Agreement, the term "Subsidiary" means any corporation in which Company owns a majority interest.

  In witness whereof, the parties have executed this Agreement on the date written above.

                                          Hathaway Corporation

                                          By: _________________________________
                                          Name: _______________________________
                                          Its: ________________________________

                                          _____________________________________
                                          Name:
                                          Director

                             D&O INSURANCE SCHEDULE

                                                 POLICY
              POLICY              DEDUCTIBLE/  EXPIRATION
 COMPANY       NO.       AMOUNT   CO-INSURANCE    DATE
 -------      ------     ------   ------------ ----------


                              HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

  The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Hathaway Corporation (the "Company") to be held on October 22, 1998, and at all adjournments thereof, with respect to the following:

ITEM 1. ELECTION OF DIRECTORS--Nominees of the Board:

   E.E. Prince, R.D. Smith, C.H. Clarridge, D.D. Hock, G.D. Hubbard, and G.J.
                                   Pilmanis,


    [_] FOR all nominees        [_] WITHHOLD AUTHORITY
        (except as indicated to     to vote for all
        the contrary below).        nominees.


  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

  ----------------------------------------------------------------------------
                     (to be signed and dated on other side)

                          (continued from other side)
 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF INDEMNIFYING
                                   DIRECTORS.

ITEM 2. APPROVAL OF INDEMNIFICATION AGREEMENTS WITH DIRECTORS
        FOR [_] AGAINST [_] ABSTAIN [_]
        SHARES WILL BE VOTED FOR THE PROPOSAL IF INSTRUCTIONS ARE NOT GIVEN.

ITEM 3. OTHER MATTERS--In the proxies discretion on such other business matters as may properly come before the Annual Meeting.

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1, FOR approval of indemnification agreements with directors, in Item 2, and in the proxies' discretion on such other business as may properly come before the annual meeting.

                                             ..................................

                                             By:...............................

                                             Your signature should appear
                                             exactly as your name appears in
                                             the space at the left. For joint
                                             accounts, all owners should sign.
                                             When signing in a fiduciary or
                                             representative capacity, please
                                             give your full title as such.

                                             Date: ....................... 1998

                                             PLEASE SIGN AND RETURN THIS PROXY
                                             IN THE ENCLOSED POSTAGE PAID
                                             ENVELOPE AS PROMPTLY AS POSSIBLE.